SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12

                             SIGA TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
      (3)   Filing Party:

            --------------------------------------------------------------------
      (4)   Date Filed:

            --------------------------------------------------------------------

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170
                                 (212) 672-9100

                                                       November 11, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, 37th Floor, New York, New York 10022 at 9:00 a.m. on Tuesday, December 10, 2002, and at any adjournment. On the following pages you will find the formal notice of annual meeting and proxy statement.

      To assure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

      I hope that you will attend the meeting and I look forward to seeing you there.

                                        Sincerely,

                                        /s/ Donald G. Drapkin
                                        ---------------------------
                                        DONALD G. DRAPKIN
                                        Chairman of the Board

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SIGA Technologies, Inc., a Delaware corporation ("SIGA"), will be held on Tuesday, December 10, 2002, at 9:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, 37th Floor, New York, New York 10022, and at any adjournment.

      At the Annual Meeting, SIGA's stockholders will be voting on proposals to do the following:

      1.    To elect six Directors to the Board of Directors of SIGA;

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of SIGA for the fiscal year ending December 31, 2002; and

      3. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

      Stockholders of record at the close of business on November 5, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and, for any purpose related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA's office, during ordinary business hours.

      All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                             YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors,

                                        /s/ Thomas N. Konatich
                                        ------------------------------
                                        Thomas N. Konatich
                                        Secretary

New York, New York
November 11, 2002

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 10, 2002

                                   ----------

      This proxy statement is furnished to stockholders of SIGA Technologies, Inc. ("SIGA") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the "Board") for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, 37th Floor, New York, New York 10022, on Tuesday, December 10, 2002, at 9:00 a.m., and at any adjournment or postponement thereof.

      This proxy statement, and the accompanying form of proxy are first being mailed to stockholders on or about November 11, 2002.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

      The Board has fixed the close of business on November 5, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of November 5, 2002, SIGA had issued and outstanding 11,177,553 shares of common stock and 410,760 shares of Series A preferred stock. The common stock and the Series A preferred stock together comprise all of SIGA's issued and outstanding voting stock.

Voting at the Annual Meeting

      Each share of common stock and each share of preferred stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

      A plurality of the votes cast is required for the election of directors. Since, however, the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. Abstentions and broker "non-votes" are not counted for the purpose of the election of directors.

      The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two. Abstentions will have the same effect as a vote "against" this proposal whereas broker non-votes are not considered to have been voted on the proposal.

Revocability and Voting of Proxies

      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

            o by writing a letter delivered to Thomas N. Konatich, Secretary of SIGA, stating that the proxy is revoked;

            o     by submitting another proxy with a later date; or

            o     by attending the Annual Meeting and voting in person.

      Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

      Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA's nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of SIGA for the fiscal year ending December 31, 2002; and
(iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. SIGA does not presently anticipate any other business will be presented for action at the Annual Meeting.

Solicitation

      We will pay the costs relating to this proxy statement, the proxy card and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or other means or in person. They will not receive any additional pay for the solicitation.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Six Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the six persons named in the table below as Directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF MESSRS. DRAPKIN, CERRONE, CONSTANCE, OZ, ROSE AND WEINER AS DIRECTORS.

Director Information

      The following table sets forth the name and age of each Director nominee, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name                                 Age                   Position
----                                 ---                   --------
Donald G. Drapkin                     54                   Chairman of the Board
Gabriel M. Cerrone                    30                   Director
Thomas E. Constance                   66                   Director
Mehmet C. Oz, M.D.                    40                   Director
Eric A. Rose, M.D.                    50                   Director
Michael Weiner, M.D.                  55                   Director

      Donald G. Drapkin has served as Chairman of the Board and a Director of SIGA since April 19, 2001. Mr Drapkin has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Anthracite Capital, Inc., BlackRock Asset Investors, The Molson Companies Limited, Panavision, Inc., Playboy.com, Inc., Playboy Enterprises, Inc., Revlon Consumer Products Corporation, Revlon Inc., and the Warnaco Group, Inc. Mr. Drapkin is a Director of American Lawyer Media, Inc., Pharmacore, Inc. and TransTech Pharma, Inc. and WeddingChannel.com.

      Gabriel M. Cerrone has served as a Director of SIGA since April 19, 2001. Mr. Cerrone has been Senior Vice President of Investments of Fahnestock & Co., Inc., a financial services firm since March 1999. From March 1998 to March 1999, Mr. Cerrone was Managing Director of Investments at Barington Capital, L.P., a merchant bank, and, from June 1994 to February 1998, he was Senior Vice President of Investments at Blair & Company, a financial services firm focusing on microcap companies. Mr. Cerrone is a Director of the following privately-held companies: Callisto Pharmaceuticals, Inc. and Macro Holdings, LLC. He is also the sole general partner of Panetta Partners, Ltd., a firm which acts as an investor in, and consultant to, primarily emerging technology companies. Mr. Cerrone is a 1994 graduate of New York University's Stern School of Business.

      Thomas E. Constance has served as a Director of SIGA since April 19, 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City. Mr. Constance is a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Uniroyal Technology Corporation and Kroll Inc. Mr. Constance is also a Director of Callisto Pharmaceuticals, Inc., a privately-held company. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent's Services. He also serves on the Advisory Board of Barington Capital, L.P.

      Mehmet C. Oz, M.D. has served as a Director of SIGA since April 19, 2001. Dr. Oz has been a Cardiac Surgeon at Columbia University Presbyterian Hospital since 1993 and an Associate Professor of Surgery there since July 2000. Dr. Oz directs the following programs at Columbia University Presbyterian Hospital: the Cardiovascular Institute, the complementary medicine program, the clinical profusion program and clinical trials of new surgical technology. Dr. Oz received his undergraduate degree from Harvard University in 1982, and, in 1986, he received a joint M.D./M.B.A. degree from the University of Pennsylvania Medical School and the Wharton School of Business.

      Eric A. Rose, M.D. has served as a Director of SIGA since April 19, 2001. From April 19, 2001 until June 21, 2001, Dr. Rose served as Interim Chief Executive Officer of SIGA. Dr. Rose is currently Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital, a position he has held since August 1994. Dr. Rose is a past President of the International Society for Heart and Lung Transplantation. Dr. Rose was recently appointed as Morris & Rose Milstein Professor of Surgery at Columbia University's College of Physicians and Surgeons' Department of Surgery. Dr. Rose is also a Director of Nexell Therapeutics Inc. (f/k/a VimRx). Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons.

      Michael Weiner, M.D. has served as a Director of SIGA since April 19, 2001. Dr. Weiner has been a Professor of Pediatrics at Columbia University College of Physicians and Surgeons since 1996. Dr. Weiner is also the Director of Pediatric Oncology at New York Presbyterian Hospital. Dr. Weiner was formerly a Director of Nexell Therapeutics, Inc. (f/k/a VimRx) from March 1996 to February 1999. Dr. Weiner is a 1972 graduate of the New York State Health Sciences Center at Syracuse, and he was a post graduate student at New York University and Johns Hopkins University.

Board Meetings and Committees

      During the 2001 fiscal year, there were four meetings of the Board of Directors. A quorum of Directors was present, either in person or telephonically, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

      The Board has an audit committee and a compensation committee, but not a standing nominating committee. The members of the audit committee since June 29, 2001 were Drs. Mehmet Oz and Michael Weiner, neither of whom was an employee of SIGA. SIGA has adopted a written charter for the audit committee which was filed as an appendix to last year's proxy statement. Through its written charter, the audit committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors.

      The members of the compensation committee since June 29, 2001 were Drs. Mehmet Oz and Michael Weiner, neither of whom was an employee of SIGA. The compensation committee administers SIGA's stock option plan and other corporate benefits programs. The compensation committee also reviews and approves bonuses, stock option grants, compensation, philosophy and current competitive status, and executive officer compensation.

Audit Committee Report

      The audit committee consisted solely of independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee reviewed and discussed with SIGA's management the audited financial statements included in SIGA's Annual Report on Form 10-KSB for fiscal year 2001. Additionally, the audit committee discussed with the independent auditors the matters required to be discussed by SAS 61. The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP, the independent accountants, required by Independence Standards Board Standard No. 1 and discussed with the independent accountant the independent accountant's independence. Based upon the above review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in SIGA's Annual Report on Form 10-KSB for the fiscal year 2001 for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are Dr. Mehmet C. Oz and Dr. Michael Weiner neither of whom was an employee of SIGA.

                                   MANAGEMENT

Officers

      The following table sets forth certain information with respect to the executive officers of SIGA:

Name                      Age    Position
----                      ---    --------
Thomas N. Konatich        56     Acting Chief Executive Officer, Chief Financial
                                 Officer, Secretary and Treasurer
Dennis E. Hruby, Ph.D.    50     Vice President - Chief Scientific Officer

      Thomas N. Konatich has served as Vice President, Chief Financial Officer and Treasurer since April 1, 1998. He was named Secretary of SIGA on June 29, 2001 and has been our Acting Chief Executive Officer since October 5, 2001. From November 1996 through March 1998, Mr. Konatich served as Chief Financial Officer and a Director of Innapharma, Inc., a privately held pharmaceutical development company. From 1993 through November 1996, Mr. Konatich served as Vice President and Chief Financial Officer of Seragen, Inc., a publicly traded biopharmaceutical development company. From 1988 to 1993, he was Treasurer of Ohmicron Corporation, a venture capital financed environmental biotechnology firm. Mr. Konatich has an MBA from the Columbia Graduate School of Business.

      Dennis E. Hruby, Ph.D. has served as Vice-President - Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000 Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

Summary Compensation Table

      The following table sets forth the total compensation paid or accrued for the years ended December 31, 2001, 2000 and 1999 for each person who acted as SIGA's Chief Executive Officer at any time during the year ended December 31, 2001; its other most highly compensated individuals who served as executive officers of SIGA and whose salary and bonus for the fiscal year ended December 31, 2001 was in excess of $100,000, and one additional individual for whom disclosure would have been provided as one of its most highly compensated individuals but for the fact that he was not serving as executive officer at the end of fiscal year 2001 (collectively, the "Named Officers").

                           Summary Compensation Table

                                                                                          Long-Term
                                                               Annual Compensation       Compensation
                                                            -------------------------    ------------
                                                                                            Awards
                                                                                         ------------
                                                                                          Securities
                                                                                          Underlying
                                                                                            Options
                                                                                         ------------
Name and Principal Position                     Year        Salary ($)      Bonus ($)         (#)
Thomas N. Konatich,                             2001          177,542           ---             ---
   Chief Financial Officer and Acting CEO       2000          170,000           ---         100,000
                                                1999          170,000           ---             ---

Eric A. Rose, M.D. (1)                          2001              ---           ---         600,000
   Interim Chief Executive Officer              2000              ---           ---             ---
                                                1999              ---           ---             ---

Joshua D. Schein (1)                            2001           92,852           ---             ---
   Chief Executive Officer                      2000          250,000           ---         500,000
                                                1999          225,000           ---         150,000

Philip N. Sussman (1)(2)                        2001           99,483           ---         420,000
   Chief Executive Officer                      2000              ---           ---             ---
                                                1999              ---           ---             ---

Dennis E. Hruby                                 2001          189,282         6,773             ---
   Chief Scientific Officer                     2000          180,000         9,000         125,000
                                                1999          170,000           ---             ---

Judson A. Cooper (1)                            2001           92,852           ---             ---
   Executive Vice President                     2000          250,000           ---         500,000
                                                1999          225,000           ---         150,000

(1)   No longer employed by SIGA at December 31, 2001

(2)   Options granted to Mr. Sussman have been forfieted

Option Grants in Last Fiscal Year

      The following table sets forth grants of stock options during the year ended December 31, 2001 to each of the Named Officers.

                                    Number of     % of Total
                                    Securities     Options
                                    Underlying    Granted to      Exercise
                                     Options     Employees in       Price       Expiration
Name                                 Granted      Fiscal Year     Per Share        Date
----                                ----------   ------------     ---------     ----------
Eric A. Rose, M.D (1).........       600,000         58.8%        $ 2.50         8/15/11
Philip N. Sussman (2).........       420,000         41.2%        $ 3.94(3)      6/22/11

(1) The grant to Dr. Rose was at a discount of approximately 7% to the fair market value at the time of the grant.

(2) Mr. Sussman resigned as an executive officer on October 5, 2001. The options granted have been forfeited.

(3) The exercise price at the time of the grant to Mr. Sussman was equal to the fair market value at the time of the grant.

Fiscal Year-End Option Values

      The following table provides certain summary information concerning stock options held as of December 31, 2001 by each of the Named Officers. No options were exercised during fiscal year 2001 by any of the officers.

                      Number of Securities Underlying       Value of Unexercised In-The-Money
                           Unexercised Options #            Options at Fiscal Year-End($)(1)
                      -------------------------------       ---------------------------------
Name                    Exercisable   Unexercisable            Exercisable   Unexercisable
----                    -----------   -------------            -----------   -------------
Thomas N. Konatich        195,000             0                   50,000             0
Eric A. Rose, M.D         600,000             0                   66,000             0
Philip N. Sussman               0             0                        0             0
Joshua D. Schein          700,001             0                  739,584             0
Dennis Hruby              115,000        60,000                   37,500        25,000
Judson A. Cooper          700,001             0                  739,584             0

(1) Based upon the closing price on December 31, 2001 as reported on the NASDAQ SmallCap Market and the exercise price per option.

Directors Compensation

      During fiscal year 2001, no fees were paid to directors, and no directors were reimbursed for expenses incurred.

      During fiscal year 2001, SIGA granted options to purchase shares of SIGA common stock to its directors under the Amended and Restated SIGA's Amended 1996 Incentive and Non-Qualified Stock Option Plan. The number of shares each director has been granted options is set forth in parenthesis after his name:
Donald G. Drapkin (1,125,000), Gabriel M. Cerrone (1,075,000), Thomas E. Constance (225,000), Mehmet C. Oz (100,000), Eric A. Rose (600,000) and Michael Weiner (100,000). The exercise price for each option will be $2.50. All of these options are currently exercisable.

Employment Contracts

      Thomas N. Konatich, SIGA's Vice President, Chief Financial Officer, Secretary, Treasurer and Acting Chief Executive Officer, is employed by SIGA under an employment agreement dated April 1, 1998, as amended on January 19, 2000, as amended and restated on October 6, 2000, as amended as of January 31, 2002. This Agreement expires on December 31, 2002 and is cancelable by SIGA only for cause, as defined in the agreement. Mr. Konatich receives an annual base salary of $182,500. He received options to purchase 95,000 shares of common stock, at $4.44 on April 1, 1998. The options vested on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. On January 19, 2000, he received an additional grant to purchase 100,000 shares at an exercise price of $2.00 per share. These options vest on a pro rata basis each quarter through January 19, 2002. Mr. Konatich is also eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. On January 31, 2002, Mr. Konatich was granted an "Incentive Stock Option" to purchase 50,000 shares at an exercise price of $3.94 per share. Such options vest in four equal annual installments beginning on August 15, 2002.

      Dr. Dennis Hruby, Chief Scientific Officer ("CSO"), is employed by SIGA under an employment agreement dated January, 1, 1998, as amended on June 16, 2000, as amended on January 31, 2002, as amended on October 3, 2002. This Agreement expires on December 31, 2005, except that SIGA may terminate the agreement upon 180 days written notice. Dr. Hruby receives a base salary of $210,000 per year. Dr. Hruby received options to purchase 10,000 shares of common stock at an exercise price of $5.00 per share on April 1, 1997 and 40,000 shares of common stock at an exercise price of $4.63 per share on April 1, 1998. The options became exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Dr. Hruby is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. Under the June 16, 2000 amendment, Dr. Hruby was granted options to purchase 125,000 shares of SIGA's common stock at $2.00 per share. The options vest ratably over the remaining term of the amendment. The January 31, 2002 amendment changed the terms of the lock-up agreed to in the June 16, 2000 amendment to the employment agreement limiting Hruby's ability to sell SIGA stock. On January 31, 2002 Dr. Hruby was granted and "Incentive Stock Option" to purchase 50,000 shares at an exercise price of $3.94 per share. Such options vest in four equal annual installments beginning on August 15, 2002. As part of the most recent amendment, Dr. Hruby was granted an option to purchase 300,000 shares of common stock. Options with respect to 75,000 shares vested upon the signing of the amendment and an additional 75,000 shares shall vest on a pro rata basis on September 1 of each 2003, 2004 and 2005. The options have an exercise price of $2.50 per share. As part of the amended agreement, Dr. Hruby surrendered his option to purchase up to 50,000 shares of common stock of SIGA at an exercise price of $3.94 that he was granted under an earlier amendment.

      Dr. Joshua Schein, SIGA's former Chief Executive Officer, resigned as Chief Executive Officer as of April 19, 2001. Prior to his resignation, Dr. Schein was employed under an employment agreement dated September 2, 1998, as amended on January 19, 2000, as amended and restated on October 6, 2000. In accordance with the terms of the initial agreement, SIGA granted him 16,667 options per year, exercisable at the fair market value on the date of the grant. Dr. Schein received an annual base salary of $250,000 and he was granted 500,000 fully vested stock options upon signing the most recently amended agreement. The options are exercisable at $2.00 per share, the fair market value on the date of grant. Pursuant to the Separation Agreement between Dr. Schein and SIGA, dated as of March 31, 2001, the employment agreement was terminated.

      Judson Cooper, SIGA's former Chairman of the Board and Executive Vice President, resigned those positions as of April 19, 2001. Prior to his resignation, Mr. Cooper was employed under an employment agreement dated September 2, 1998, as amended on January 19, 2000, as amended and restated on October 26, 2000. As part of the initial agreement, SIGA granted him 16,667 options per year, exercisable at the fair market value on the date of the grant. Mr. Cooper received an annual base salary of $250,000 and he was granted 500,000 fully vested stock options upon signing the new agreement. The options are exercisable at $2.00 per share, the fair market value on the date of grant. Pursuant to the Separation Agreement between Mr. Cooper and SIGA, dated as of March 31, 2001, the employment agreement between Mr. Cooper and SIGA was terminated.

      Philip N. Sussman, SIGA's former President and Chief Executive Officer, resigned those positions effective October 5, 2001. Prior to his resignation, he was employed under an employment agreement that he entered into on

June 22, 2001 and that was to expire on June 21, 2003. The annual base salary due to Mr. Sussman under such agreement was $300,000. Under the terms of the agreement, SIGA granted to Mr. Sussman on June 29, 2001 non-qualified options to purchase 420,000 shares of SIGA stock at an exercise price of $3.94 per share. The options were to have become exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. As a result of Mr. Sussman's resignation, these options are no longer exercisable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth certain information regarding the beneficial ownership of SIGA's voting securities as of November 5, 2002 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA,
(iii) each Named Officer, and (iv) all directors and officers of SIGA as a group. As of November 5, 2002, a total of 11,177,553 shares of common stock and a total of 410,760 shares of Series A preferred stock were outstanding. Each share of common stock and Series A preferred stock is entitled to one vote on matters on which common stockholders are eligible to vote. The column entitled "Percentage of Total Voting Stock" shows the percentage of total voting stock beneficially owned by each listed party.

      The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 5, 2002, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

                            Ownership of Common Stock

                                                                        Percentage of             Percentage of
Name and Address of                          Amount of Beneficial        Common Stock              Total Voting
Beneficial Owner(1)                               Ownership              Outstanding           Stock Outstanding(2)
BENEFICIAL HOLDERS

Howard Gittis                                1,005,902(3)                    8.8%                      8.5%
35 East 62nd Street
New York, NY 10021

Panetta Partners, Ltd.(4)                      790,472(5)                    6.7%                      6.5%
265 E. 66th St. Suite 16G
New York, NY 10021

DIRECTORS

Donald G. Drapkin                            2,855,058(6)(7)(8)             21.6%                     20.9%
35 East 62nd Street
New York, NY 10021

Gabriel M. Cerrone(4)                        1,926,972(9)                   14.9%                     14.5%
265E. 66th Street, Suite 16G
New York, NY 10021

Eric A. Rose, M.D                              790,090(10)                   6.7%                      6.4%
122 East 78th Street
New York, NY 10021

Thomas E. Constance                            253,467(11)                   2.2%                      2.1%
919 Third Avenue, 41st Floor
New York, NY 10022

Mehmet C. Oz, M.D                              125,000(12)                   1.1%                      1.1%
177 Fort Washington Ave
New York, NY 10032

Michael Weiner, M.D                            125,000(12)                   1.1%                      1.1%
161 Fort Washington Ave
New York, NY 10032

NAMED OFFICERS

Joshua D. Schein                             1,178,517(13)                   9.9%                      9.6%

Judson Cooper                                1,152,117(13)                   9.7%                      9.4%

Dennis E. Hruby                                225,000(14)                   2.0%                      1.9%

Thomas N. Konatich                             208,000(14)                   1.8%                      1.8%

Philip N. Sussman                                    0                         *                         *
145 W. 86th Street
New York, NY 10024

All Directors and current Executive          6,508,587(15)                  36.8%                     36.0%
Officers as a group (eight persons)

----------
*     Less than 1%.

      (1) Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 620, New York, NY 10170.

      (2) This column calculates the percentage of total voting power based on each share of SIGA common stock being equal to one vote and each share of SIGA Series A preferred stock being equal to one vote.

      (3)   Includes 260,178 shares issuable upon exercise of a warrant.

      (4) Mr. Cerrone, as the sole general partner of Panetta Partners, Ltd., may be deemed to beneficially own the shares owned by Panetta Partners, Ltd.

      (5)   Includes 649,388 shares issuable upon exercise of warrants.

      (6) Includes 1,125,000 shares of common stock issuable upon exercise of options.

      (7) Mr. Drapkin has entered into a management restructuring agreement, pursuant to which he has been granted proxies giving him voting power over an aggregate of 905,632 shares of common stock included in the figures in the above table.

      (8) Mr. Drapkin holds, inter alia, a warrant (an "Investor Warrant") to purchase 347,826 shares of common stock. However, the Investor Warrant provides that, with certain limited exceptions, it is not exercisable if, as a result of such exercise, the number of shares of Common Stock beneficially owned by Mr. Drapkin and his affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of such Investor Warrant) would exceed 9.99% of the outstanding shares of common stock. As a result of the restrictions described in the immediately preceding sentence and the other securities which Mr. Drapkin may be deemed beneficially to own, Mr. Drapkin's Investor Warrant is not presently exercisable. If not for the 9.99% limit, Mr. Drapkin could be deemed to beneficially own 3,202,884 shares of common stock, or 22.3% of the outstanding shares of common stock and 21.7% of the total shares of voting stock outstanding.

      (9) Includes 790,472 shares held by and issuable upon exercise of warrants held by Panetta Partners and currently exercisable options to purchase 1,075,000 shares of common stock.

      (10) Includes 88,610 shares issuable upon exercise of warrants and 600,000 shares of common stock issuable upon exercise of options.

      (11) Includes 12,200 shares issuable upon exercise of warrants and 225,000 shares of common stock issuable upon exercise of options.

      (12) Includes 12,500 shares issuable upon exercise of warrants and 225,000 shares issuable upon exercise of options.

      (13) Includes currently exercisable options to purchase 700,001 shares of common stock owned directly and beneficial ownership of options to purchase 12,500 shares of common stock, held by Prism Ventures LLC, an entity jointly owned by Mr. Cooper and Dr. Schein.

      (14) Messrs. Konatich and Hruby own no shares of common stock. All shares listed as beneficially owned by Messrs. Konatich and Hruby are shares issuable upon exercise of currently exercisable stock options.

      (15)  See footnotes (3), (4), (5), (6), (7), (8), (9), (11), (12) and
            (14).

                      Ownership of Series A Preferred Stock

                                                          Percentage of Series A
Name and Address of                Amount of Beneficial     Preferred Shares
Beneficial Owner                        Ownership            Outstanding(1)

Alfons Melhon                            283,842                  69.1%

Frank J. and Mary Ann Loccisano           60,749                  14.8%

J. Jay Lobell                             66,169                  16.1%

(1) Percentage of beneficial ownership of Series A preferred stock is calculated assuming there were 410,760 shares of Series A preferred stock outstanding on November 5, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective January 15, 1998, we entered into a consulting agreement with Prism Ventures LLC pursuant to which Prism agreed to provide certain business services to SIGA. Pursuant to the terms of the agreement, Prism receives an annual fee of $150,000 and 16,667 stock options per year. The agreement expired on January 15, 2001. Mr. Cooper and Dr. Schein are the members of Prism. In October of 1998, SIGA and Prism agreed to suspend the agreement for as long as the two principals are employed by SIGA under the provisions of their amended employment agreements. During 1999 and 2000, Prism received no payments pursuant to the agreement. Pursuant to a management restructuring agreement among SIGA, Mr. Drapkin, Mr. Cerrone, Mr. Constance, Dr. Rose, Mr. Cooper and Dr. Schein, dated March 30, 2001, the consulting agreement was terminated at no cost to SIGA.

      Effective September 9, 1999, SIGA entered into a consulting agreement with Stefan Capital, LLC pursuant to which Stefan has agreed to provide certain business services to SIGA. Pursuant to the terms of the agreement, Stefan received five year warrants to purchase 100,000 shares of SIGA's common stock at an exercise price of $1.00. None of the warrants were exercisable until September 9, 2000, at which time 50,000 warrants became exercisable. Mr. Jeffrey Rubin, one of SIGA's former directors, is a principal of Stefan.

      Effective January 19, 2000, SIGA entered into a consulting agreement with Mr. Scott Eagle, a former director. Mr. Eagle provided consulting services concerning SIGA's strategic review and development of alternate internet and related technologies. The agreement expired on January 19, 2001. Pursuant to the terms of the agreement, Mr. Eagle received five year warrants to purchase 50,000 shares of SIGA's common stock at an exercise price of $1.00 per share.

      Thomas E. Constance, a director of SIGA, is Chairman of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide legal services.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as SIGA's independent auditors to audit the financial statements of SIGA for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA's financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

      If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider its selection of auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of SIGA and its stockholders.

      PricewaterhouseCoopers LLP provides SIGA with both audit and non-audit services. The Audit Committee has reviewed the non-audit activities of the independent auditors and believes that these activities are compatible with maintaining the auditor's independence.

Audit Fees

      PricewaterhouseCoopers LLP billed SIGA $105,000 in the aggregate, for professional services rendered by them for the audit of SIGA's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the interim financial statements included in SIGA's form 10-QSB filed during the year ended December 31, 2001.

All Other Fees

      PricewaterhouseCoopers LLP billed SIGA $30,870 in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees") during the fiscal year ended December 31, 2001.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SIGA'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders, for inclusion in SIGA's proxy statement and form of proxy relating to that meeting, must be received by SIGA at its offices in New York, New York, addressed to the Secretary, not later than August 19, 2003. Such proposals must comply with SIGA's By-Laws and the requirements of Regulation 14A of the 1934 Act.

      In addition, Rule 14a-4 of the 1934 Act governs SIGA's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to SIGA's 2002 Annual Meeting of Stockholders, if SIGA is not provided notice of a stockholder proposal prior to October 25, 2003, SIGA will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                           WITH SECTION 16 BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, SIGA's executive officers and directors and persons who own more than 10% of a registered class of SIGA's equity securities are required to file with the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. reports of their ownership of, and transactions in, SIGA's common stock. Based solely on a review of copies of such reports furnished to SIGA, or written representations that no reports were required, SIGA believes that during the fiscal year ended December 31, 2001 its executive officers and directors complied with the Section 16(a) requirements.

                                  OTHER MATTERS

      At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Thomas N. Konatich
                                        ------------------------------
                                        Thomas N. Konatich
                                        Secretary

Dated: November 11, 2002

                             SIGA TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 2002

      The undersigned hereby appoints Donald G. Drapkin and Eric A. Rose, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, 37th Floor, New York, New York 10022, on Tuesday, December 10, 2002 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                    NOMINEES FOR THE DIRECTORS LISTED BELOW.

1.    To elect six Directors.

|_|   FOR all nominees below (except as authority is withheld below)

|_|   WITHHOLD AUTHORITY to vote for all nominees below

NOMINEES:  Donald G. Drapkin         Thomas E. Constance        Eric A. Rose
           Gabriel M. Cerrone        Mehmet C. Oz               Michael Weiner

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S) NAME(S)

_________________________________              _________________________________

_________________________________              _________________________________

_________________________________              _________________________________

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of SIGA Technologies, Inc. for its fiscal year ending December 31, 2002.

      |_|  FOR                      |_|  AGAINST                    |_|  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                        Address Change?          Mark Box |_|
                                        Indicate Changes Below:

                                        ________________________________________

                                        Dated: ________________, 2002


                                        ________________________________________


                                        ________________________________________
                                                     SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.